                           [Ernst & Young Letterhead]

                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus for EquiTrust Money Market Fund, Inc. in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated August 30, 2001 on the financial statements and financial highlights of EquiTrust Money Market Fund, Inc. in Post Effective Amendment No. 22 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-70162) and related Prospectus of EquiTrust Money Market Fund, Inc.

                                               /s/ Ernst & Young LLP

Des Moines, Iowa
November 26, 2001